                                                                       Exhibit 5

                      CONSENT AND AGREEMENT OF TERMINATION

                  CONSENT AND AGREEMENT OF TERMINATION dated February 22, 2000 (this "Termination Agreement") of the Amended and Restated Investors Agreement, dated as of April 9, 1998, as amended by Amendment No. 1 to the Amended and Restated Investors Agreement, dated as of May 21, 1999 (as amended, the "Investors Agreement"), among IPC Communications, Inc. (formerly known as IPC Information Systems, Inc.) (the "Company"), Cable Systems Holding, LLC ("CSH LLC") and the other parties listed on the signature pages hereto.

                  WHEREAS, the Board of Directors of the Company has duly authorized the Company to enter into that certain Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), among the Company, Global Crossing Ltd., a Bermuda corporation ("GCL"), and the other parties named therein;

                  WHEREAS, GCL has requested that CSH and certain other parties to the Investors Agreement enter into a Consent and Voting Agreement (the "Voting Agreement") relating to the stockholder approval of the IPC Merger and the Intercompany Merger; and

                  WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

                  1. Consent to Voting Agreement. Each of the parties hereto consent to the transactions contemplated by the Voting Agreement and the execution and delivery of the Voting Agreement by each of the parties thereto and each party hereto hereby waives any rights such party may have under Section
4.01 of the Amended and Restated Investors Agreement, dated as of April 30, 1998 and the notice requirement by CSH LLC thereunder, in each case in connection with the consummation of the IPC Merger and the Intercompany Merger.

                  2. Termination. Subject to the provisions of Section 5 hereof, effective immediately prior to the Effective Time of the Mergers and without further action by the parties hereto, the Investors Agreement and each and every provision thereof shall terminate and thereafter be of no further force and effect.

                  3. Counterparts. This Termination Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Termination Agreement by signing any such counterpart.

                  4. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware ("DGCL") applies as a result of the Company being incorporated in the State of Delaware, in which case the DGCL shall apply.

                  5. Effect. This Termination Agreement shall terminate and be null and void upon any termination of the Merger Agreement prior to the Effective Time of the Mergers in accordance with its terms.


                           [Signature Page to follow]

                  IN WITNESS WHEREOF, a duly authorized representative of each of the undersigned has executed and delivered this Termination Agreement as of the date first above written.

                                          IPC COMMUNICATIONS, INC.


                                          By: /s/ David Walsh
                                             -----------------------------
                                             Name:  David Walsh
                                             Title:

                                          CABLE SYSTEMS HOLDING, LLC


                                          By: /s/ Peter Woog
                                             -----------------------------
                                             Name:  Peter Woog
                                             Title: Manager


                                          /s/ Richard Kleinknecht
                                          --------------------------------
                                          Richard Kleinknecht


                                          /s/ David Walsh
                                          --------------------------------
                                          David Walsh


                                          /s/ Anthony Servidio
                                          --------------------------------
                                          Anthony Servidio


                                          ALLEGRA CAPITAL PARTNERS III, L.P.

                                          By:  Its General Partner
                                               Allegra Partners III, L.P.


                                               By: /s/ Richard W. Smith
                                                  ------------------------------
                                                  Name:  Richard W. Smith
                                                  Title: Managing Partner


                                          /s/ Charles Auster
                                          --------------------------------------
                                          Charles Auster

                                       [Signature Page to Termination Agreement]

                                          CITICORP VENTURE CAPITAL, LTD.


                                          By: /s/ David Y. Howe
                                             -----------------------------------
                                             Name:  David Y. Howe
                                             Title: Vice President


                                         /s/ David Kirby
                                         ---------------------------------------
                                         David Kirby


                                         /s/ John O'Mara
                                         ---------------------------------------
                                         John O'Mara


                                         /s/ Richard M. Cashin, Jr.
                                         ---------------------------------------
                                         Richard M. Cashin, Jr.


                                         63BR PARTNERSHIP


                                         By: /s/ William T. Comfort
                                            ------------------------------------
                                              Name:  William T. Comfort
                                              Title: General Partner


                                         /s/ David Y. Howe
                                         ---------------------------------------
                                         David Y. Howe


                                         /s/ Michael A. Delaney
                                         ---------------------------------------
                                         Michael A. Delaney


                                         /s/ Byron L. Knief
                                         ---------------------------------------
                                         Byron L. Knief


                                         /s/ Richard E. Mayberry
                                         ---------------------------------------
                                         Richard E. Mayberry

                                       [Signature Page to Termination Agreement]

                                         ALCHEMY L.P.

                                         By: Its General Partner

                                             By: /s/ Thomas F. McWilliams
                                                --------------------------------
                                                 Name: Thomas F. McWilliams


                                         /s/ David F. Thomas
                                         ---------------------------------------
                                         David F. Thomas


                                         /s/ James A. Urry
                                         ---------------------------------------
                                         James A. Urry


                                         /s/ John D. Weber
                                         ---------------------------------------
                                         John D. Weber


                                         CCT PARTNERS V, L.P.


                                         By: CCT 1998 Corporation
                                             Its General Partner

                                             By: /s/ Thomas H. Sanders
                                                 -------------------------------
                                                 Name:  Thomas H. Sanders
                                                 Title: Secretary


                                         /s/ Ian D. Highet
                                         ---------------------------------------
                                         Ian D. Highet


                                         BG PARTNERS LLP


                                         By: /s/ Paul C. Schorr, IV
                                            ------------------------------------
                                              Name:  Paul C. Schorr, IV
                                              Title: General Partner

                                       [Signature Page to Termination Agreement]